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                                                                     Exhibit 5.1

                               December 5, 1997

Cambridge Industries, Inc.
CE Automotive Trim Systems, Inc.
555 Horace Brown Drive
Madison Heights, Michigan 48071

Ladies and Gentlemen:

     At your request, we are delivering this opinion to you in connection with Amendment # 4 to the Registration Statement on Form S-4 (No. 333-34061)(the "Registration Statement") of Cambridge Industries, Inc. ("Cambridge"), which you are filing pursuant to the Securities Act of 1933, covering Cambridge's 10 1/4% Senior Subordinated Notes, due 2007, Series B. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the prospectus included as part of the Registration Statement.

     In our capacity as counsel to Cambridge, we have considered such matters of law and of fact, and relied upon certificates and other information furnished to us, as we have deemed appropriate as a basis for our opinions set forth below.

     This opinion is governed by, and shall be interpreted in accordance with,
Part II of the Report of the Ad Hoc Committee of the Business Law Section of the State Bar of Michigan on Standardized Legal Opinions in Business Transactions dated August 1, 1991, incorporated herein by reference. Without limiting the generality of the foregoing, the meaning of the terms and phrases used in this opinion (other than those defined in the prospectus included as part of the Registration Statement) is governed by and is subject to such Part II.

     Based upon the foregoing, we are of the opinion that the issuance of the Cambridge Industries, Inc. 10 1/4% Senior Subordinated Notes, due 2007, Series B has been duly authorized and, when issued and delivered as described in the prospectus included as part of the Registration Statement, will be validly issued, fully paid and nonassessable and binding obligations of Cambridge Industries, Inc. and CE Automotive Trim Systems, Inc.

     We also consent to the inclusion of this opinion as an exhibit to the Registration Statement, and to the inclusion of a reference to this opinion and to our firm name in the prospectus included as part of the Registration Statement.


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December 5, 1997
Page 2


     We do not purport to be experts on, or to express any opinion herein concerning any law other than the laws of the State of Michigan and this opinion is qualified accordingly.

                                        Very truly yours,

                                       JAFFE, RAITT, HEUER & WEISS
                                     Professional Corporation

                                        /s/ Peter Sugar